UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2024

ROYAL CARIBBEAN CRUISES LTD.
(Exact name of registrant as specified in its charter)

Republic of Liberia	1-11884	98-0081645
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1050 Caribbean Way Miami, Florida	33132
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 305-539-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	RCL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 7, 2024, Royal Caribbean Cruises Ltd. (the “Company”) completed its previously announced offering of $1.25 billion aggregate principal amount of 6.250% Senior Notes due 2032 (the “Notes”). The Company received net proceeds from the offering of approximately $1.236 billion (after deducting fees, commissions and expenses), which it intends to use, together with cash on hand and/or borrowings under its revolving credit facilities, to redeem all of the outstanding $1.25 billion aggregate principal amount of its 11.625% Senior Notes due 2027 on March 8, 2024 (including payment of fees and expenses incurred in connection with such redemption).

The Notes were issued by the Company pursuant to an indenture, dated March 7, 2024 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee.

Interest on the Notes accrues from March 7, 2024 at a rate of 6.250% per annum, and is payable semi-annually in arrears on March 15 and September 15 of each year, beginning September 15, 2024. The Notes will mature on March 15, 2032, unless earlier redeemed or repurchased.

The Company may, at its option, redeem, at any time and from time to time prior to March 15, 2027, some or all of the Notes at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of redemption plus a “make-whole premium” described in the Indenture. On or after March 15, 2027, the Company may, at its option, redeem, at any time and from time to time, some or all of the Notes at redemptions prices listed in the Indenture, plus, in each case, accrued and unpaid interest, if any, to, but excluding, the date of redemption. In addition, at any time and from time to time prior to March 15, 2027, the Company may, at its option, redeem up to 40% of the aggregate principal amount of the Notes with the proceeds from certain equity offerings at the redemption price listed in the Indenture. The Company may also redeem all, but not part, of the Notes upon the occurrence of specified tax events set forth in the Indenture.

The Indenture contains covenants that limit the ability of the Company and/or certain of its restricted subsidiaries to, among other things: (i) create or assume certain liens; (ii) enter into sale and leaseback transactions; and (iii) consolidate, merge or transfer all or substantially all of the Company’s assets. In addition, upon the occurrence of specified change of control triggering events, the Company may be required to offer to repurchase the Notes at a repurchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date. The Indenture also contains customary events of default.

The Notes were offered and sold in a private offering that was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes were offered within the United States only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act, and outside the United States to persons other than U.S. persons in reliance on Regulation S under the Securities Act. The Notes have not been registered under the Securities Act or the securities laws of any other jurisdiction. Unless so registered, the Notes may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

The Indenture (which includes the form of Note) is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. The above description of the material terms of the Indenture and Notes are qualified in their entirety by reference to such exhibit.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 8.01.	Other Events.

On March 7, 2024 the Company issued a press release announcing the completion of a private placement of the Notes. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit 4.1	Indenture, dated as of March 7, 2024, between Royal Caribbean Cruises Ltd. and The Bank of New York Mellon Trust Company, N.A., as trustee.

Exhibit 4.2	Form of 6.250% Senior Notes due 2032 (included in Exhibit 4.1).

Exhibit 99.1	Press Release, dated March 7, 2024.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL CARIBBEAN CRUISES LTD.

Date: March 7, 2024	By:	/s/ Naftali Holtz
	Name:	Naftali Holtz
Chief Financial Officer